UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sale of Equity Securities.

As previously reported, on December 27, 2017, Biostage, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “December 2017 Purchase Agreement”) with certain investors (the “December 2017 Investors”). Pursuant to and simultaneously with the execution of the December 2017 Purchase Agreement, among other securities then issued, the Company issued warrants to purchase 3,108,000 shares of Common Stock with an exercise price of $2.00 per share to the December 2017 Investors (the “December 2017 Warrants”).

On each of August 30, 2019 and September 3, 2019, following the assignment by DST Capital LLC of certain of its December 2017 Warrants to eight investors, the respective investors who acquired such warrants exercised the same. In connection with such exercises, the Company has instructed, and will instruct, its transfer agent to issue an aggregate of 595,000 shares of its common stock to the eight investors. Of the eight investors, the most any individual investor has acquired in the exercise will be 150,000 shares. Such warrants are being exercised in exchange for the payment to the Company of cash exercise prices of $1,190,000 in the aggregate. The shares are being sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

September 4, 2019	/s/ James McGorry
(Date)	James McGorry Chief Executive Officer